Exhibit 10.32

TIME VESTING RESTRICTED STOCK UNIT AGREEMENT
UNDER THE INSULET CORPORATION
SECOND AMENDED AND RESTATED 2007 STOCK OPTION AND INCENTIVE PLAN
Name of Grantee:
No. of Restricted Stock Units Granted:
Grant Date:
Final Acceptance Date: _________________________

Pursuant to the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Insulet Corporation (the “Company”) hereby grants a deferred stock award consisting of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement. Any consideration due to the Company on the issuance of the Award has been deemed to be satisfied by past services rendered by the Grantee to the Company.
2.Restrictions on Transfer of Award.
(a)This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 3 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
(b)Any transfer of an Award by the Grantee to Grantee’s immediate family members, to trusts for the benefit of such family members, or to partnerships in which such members are the only partners, all as provided under the Plan, must be pursuant to, and in accordance with the conditions of, an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act (Chapter 289 of Singapore). Any transfer or purported transfer which does not satisfy this condition shall be deemed to be null and void.
(c)The Award may not be offered for or be made the subject of sale, transfer, pledge, assignment or other encumbrance or disposition, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act (Chapter 289 of Singapore).
(d)Grantee may not offer the Award for sale, transfer, pledge, assignment or other encumbrance or disposition unless such offer is accompanied by the following written statement from the Grantee to the offeree:
“This offer is made in reliance on the exemption under section 272A(1) of the Securities and Futures Act. It is not made in or accompanied by a prospectus that is registered by the Monetary Authority of Singapore.”

3.Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Company or its Subsidiaries.

Incremental (Aggregate) Number of Restricted Stock Units Vested	Vesting Date
(25)%	Vesting Date
(25)%	Vesting Date
(25)%	Vesting Date
(25)%	Vesting Date
The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.
4.Termination of Employment. If the Grantee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated prior to the vesting or termination of this Award, the following shall occur:
(a)Termination Due to Death or Disability. If the Grantee’s employment terminates by reason of the Grantee’s death or disability (as determined by the Administrator), this Award shall become fully vested on the date of such employment termination.
(b)Termination for any reason other than Death or Disability. If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason other than the Grantee’s death or disability prior to the satisfaction of the vesting conditions set forth in Section 3 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
5.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units credited to the Grantee that have vested pursuant to Section 3 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares, including voting and dividend rights, and such shares of Stock shall not be restricted by the provisions hereof.
6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Singapore income tax purposes and/or such taxable event becomes payable to the Inland Revenue Authority of Singapore, pay any Singapore and local income taxes required by law.
8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
9.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
10.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the

Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

INSULET CORPORATION

By:
Name:	Duane DeSisto
Title:	Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Grantee's Signature

3